UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 13, 2024

Cencora, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

__________________________________________

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Indemnification Agreement

On August 13, 2024, the Board of Directors (the “Board”) of Cencora, Inc. (the “Company”) approved a form of Indemnification Agreement (the “Indemnification Agreement”) to be entered into with each of the members of its Board and each individual designated as an “executive officer” (each, an “Indemnitee”) pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to the Indemnification Agreement, the Company will be required to indemnify and advance expenses on behalf of an Indemnitee to the fullest extent permitted by applicable law. The Indemnification Agreement also establishes the procedures by which an Indemnitee may request and receive indemnification.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 2 to the Amended and Restated Shareholders Agreement

On August 16, 2024, the Company and Walgreens Boots Alliance, Inc. (“WBA”) entered into Amendment No. 2 (the “Amendment”) to the Amended and Restated Shareholders Agreement, by and between the Company and WBA, dated as of June 1, 2021 (as amended by Amendment No. 1 to the Amended and Restated Shareholders Agreement, dated as of August 2, 2022, the “Shareholders Agreement”).

Under Section 1.3(a) of the Shareholders Agreement, so long as WBA is entitled to nominate a director to the Board, except as required by applicable law, neither the Company nor the Board may increase the size of the Board in excess of a maximum size set forth in such subsection (the “Maximum Board Size”) without the prior consent of WBA, provided that the Maximum Board Size can be increased by a maximum of one additional director for a period of up to one year (or such shorter period ending upon the effectiveness of the retirement described in this proviso) to accommodate the pending retirement of a director that will occur during such one-year period.

Prior to the Amendment, the Maximum Board Size was equal to the sum of eleven plus the number of WBA’s designated directors. The Amendment increases the Maximum Board Size to the sum of fourteen plus the number of WBA’s designated directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Named Executive Officer Employment Agreements

On August 13, 2024, the Compensation and Succession Planning Committee of the Board (the “Committee”) approved a new form of Employment Agreement (the “Employment Agreement”) to be entered into with certain executive officers of the Company. As a result of such approval, the following named executive officers (together, the “NEOs” and each, an “NEO”) will enter into the Employment Agreement with the Company: James F. Cleary, the Company’s Executive Vice President and Chief Financial Officer, and Elizabeth S. Campbell, the Company’s Executive Vice President and Chief Legal Officer. Upon the execution of their respective Employment Agreements, any and all prior employment agreements with such NEOs will be superseded and replaced by the terms and conditions of the Employment Agreement.

Pursuant to the Employment Agreement, each NEO will be entitled to the following:

•	Continuation of base salary in effect for the NEO, subject to increase in accordance with the Company’s prevailing practice for executives from time to time;

•	Participation in any short-term and long-term incentive programs established and/or maintained by the Company for its senior level executives generally;

•	Participation in all incentive, savings, and retirement plans, practices, policies, and programs of the Company to at least the same extent as other senior executives of the Company; and

•	Benefits generally provided to other senior executives of the Company.

Under the Employment Agreement, the Company may terminate the NEO’s employment with or without Cause (as defined in the Employment Agreement), and the NEO may terminate the NEO’s employment with or without Good Reason (as defined in the Employment Agreement). If the NEO’s employment is terminated by the Company without Cause or by the NEO for Good Reason, the NEO shall be entitled to following (collectively, the “Severance Benefits”):

•	Severance equal to continued payment for two years after the date of Separation from Service (as defined in the Employment Agreement) of the NEO’s base salary (as in effect on the Date of Termination (as defined in the Employment Agreement) without giving effect to any diminution in base salary that constitutes grounds for termination by the NEO for Good Reason), with such amount to be paid in installments over such two-year period pursuant to the Company’s normal payroll policy;

•	Bonus payment equal to the amount, if any, to which the NEO would be entitled to receive under the Company’s annual bonus program if the NEO had remained employed for the fiscal year in which the Separation from Service occurs (assuming target attainment of any applicable performance objective), multiplied by a fraction, the numerator of which is the number of days in such current fiscal year through the Separation from Service, and the denominator of which is 365, with any such amount to be paid within 60 days following the Date of Termination;

•	Continued healthcare coverage under COBRA for the NEO (and to the extent permitted under COBRA, the NEO’s spouse and eligible dependents) for the 18-month period following the NEO’s Separation from Service;

•	Executive-level outplacement assistance under any outplacement assistance program then being maintained by the Company; and

•	A lump-sum cash payment to be paid within 30 days after the Separation from Service, consisting of the following accrued but unpaid cash compensation (collectively, the “Accrued Obligations”): (i) the NEO’s base salary through the Date of Termination that has not yet been paid; (ii) any earned annual bonus with respect to the immediately preceding fiscal year that has not been paid; (iii) any accrued but unpaid vacation pay; (iv) any reimbursed employee business expenses; and (v) any vested benefits accrued and due under any applicable benefit plan, policy, practice, or program of, or contract or agreement with, the Company.

The Company’s obligations to pay the Severance Benefits are conditioned upon the NEO’s execution and non-revocation of a written release of any and all claims against the Company and all related parties (the “Release”).

Under the Employment Agreement, if upon or within 24 months following a Change in Control (as defined in the Company’s 2022 Omnibus Incentive Plan, or its successor), the NEO’s employment is terminated by the Company other than for Cause or by the NEO for Good Reason, in addition to the Severance Benefits, the NEO will be entitled to two times the NEO’s target annual bonus, payable in installments over the two-year period following the Date of Termination pursuant to the Company’s normal payroll policy. Consistent with the Severance Benefits generally, the payment of such amounts shall be subject to the NEO’s timely execution and non-revocation of the Release.

Notwithstanding the foregoing, the Employment Agreement includes an acknowledgment by the NEO of the Company’s Policy Limiting Executive Severance, such that the NEO acknowledges that certain severance benefits provided for under the Employment Agreement shall not exceed 2.99 times the sum of the NEO’s base salary and target annual bonus, unless the Board determines to submit any amount that would exceed such sum to approval by the Company’s stockholders.

The Employment Agreement includes customary restrictive covenants, including, without limitation, confidentiality, non-competition, and non-solicitation covenants. The Employment Agreement also includes an acknowledgement by the NEO that all amounts payable under the Employment Agreement are subject to the terms of the Company’s clawback policies.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2024, the Board adopted the following amendments to the Company’s Amended and Restated Bylaws (the “Bylaws” and, as amended as of August 13, 2024, the “Amended Bylaws”), effective as of August 13, 2024:

•	Sections 2.01 and 2.02(a): to simplify the language regarding the location (if any) of annual and special meetings of stockholders.

•	Section 2.02(b): to clarify the procedures pursuant to which stockholders of the Company may call a special meeting.

•	Sections 2.03(a) and 2.03(b): to clarify the requirements pursuant to which the Company must provide notice of a meeting to the stockholders of record entitled to vote at any such meeting, as well as what constitutes a stockholder’s waiver of any such notice.

•	Section 2.03(c): to clarify the procedural mechanics and disclosure requirements in connection with stockholder submissions of proposals regarding other business at annual meetings of stockholders (other than proposals made pursuant to Rule 14a-8 under the the Exchange Act), including by revising and clarifying the requirements by which proposing stockholders and any Stockholder Associated Person (as defined in the Amended Bylaws) provide background information and disclosures associated with such other business, and make certain representations.

•	Section 2.03(d): to clarify the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors, including by (i) requiring that nominating stockholders, any Stockholder Associated Person and director nominees provide certain background information and disclosures in connection with such nominations, and make representations, and (ii) specifying the procedural requirements with which nominating stockholders desiring to utilize the “universal proxy rules” in Rule 14a-19 under the Exchange Act must comply.

•	Section 2.04: to contemplate the adjournment of meetings held by means of remote communications, as provided for by recent amendments to the General Corporation Law of the State of Delaware (the “DGCL”).

•	Section 2.08(a): to eliminate the requirement to make a stockholder list available for examination at meetings of stockholders, as provided for by recent amendments to the DGCL, and provide for the availability of the stockholder list consistent with such recent amendments to the DGCL.

•	Section 2.08(b): added to the Bylaws to provide that if the Board does not fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting or for any other purpose shall be at the close of business on the day on which the Board adopted the resolutions relating thereto.

•	Section 2.11: added to the Bylaws to clarify that the Board may, in its sole discretion, determine that any annual or special meeting may be held by means of remote communication and that the Board may postpone, reschedule, or cancel any annual or special meeting.

•	Section 3.02: to provide that the number of directors serving on the Board may be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Board but shall not be less than three nor more than fifteen.

•	Section 3.04: to clarify the methodology by which directors may participate in any regular or special meeting of the Board.

•	Section 3.06: to clarify that regular meetings of the Board shall be held at such times as may be determined by resolution adopted by the affirmative vote of a majority of the Board.

•	Section 3.07: to provide that special meetings of the Board shall be called by the Secretary or an Assistant Secretary upon the request of the Chair of the Board, the Lead Independent Director or the President, or upon the request in writing of a majority of the directors stating the purpose or purposes of such meeting and to provide the proper means of notice of any such special meetings, as well as what shall constitute a director’s waiver of any required notice.

•	Section 3.12 (i.e., Section 3.11 of the Amended Bylaws): to clarify the procedures by which a director may resign.

•	Section 3.14 (i.e., Section 3.12 of the Amended Bylaws): to clarify that any vacancies in the Board for any reason, including by reason of death, resignation, removal newly-created directorships resulting from an increase in the number of directors, the failure of stockholders to elect the whole authorized number of directors, or any other reason, shall be filled by the Board, acting by the affirmative vote of a majority of the remaining directors then in office.

•	Section 4.02: to clarify the methodology by which directors may participate in any regular or special meeting of any committee.

•	Section 4.03: to provide that notice of a special meeting of any committee shall be given in the same manner as notice of a special meeting of the Board pursuant to Section 3.07 of the Bylaws.

•	Section 4.04: to provide procedures by which the committee chair presides at meetings.

•	Section 4.09: added to clarify what constitutes waiver of any notice required to be given to any director under the provisions of the DGCL.

•	Section 5.01: to clarify that the Board shall take such actions to ensure that the Company has such officers as are necessary under Section 5.01 of the Bylaws and the DGCL to enable it to conduct the affairs of the Company.

•	Section 5.02: to clarify the procedures by which an officer may resign.

•	Article VIII: added to include emergency provisions pursuant to Section 110 of the DGCL.

•	Section 8.06(a) (i.e., Sections 9.06(a) and 9.06(c) of the Amended Bylaws): to clarify certain language relating to the exclusive forum provisions of the Bylaws.

In addition, certain other immaterial and technical, ministerial, clarifying, and conforming changes were made to the Amended Bylaws.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Cencora, Inc., effective as of August 13, 2024
10.1	Form of Indemnification Agreement
10.2	Amendment No. 2 to the Amended and Restated Shareholders Agreement, dated as of August 16, 2024, by and between Cencora, Inc. and Walgreens Boots Alliance, Inc.
10.3	Form of 2024 Employment Agreement applicable to Executive Officers
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

August 16, 2024	By:	/s/ Elizabeth S. Campbell
	Name:	Elizabeth S. Campbell
	Title:	Executive Vice President & Chief Legal Officer